UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement.

On March 14, 2008, Safeguard Delaware, Inc. (“SDI”), a wholly owned subsidiary of Safeguard Scientifics, Inc. (individually, and collectively with SDI, hereinafter referred to as “Safeguard”), entered into an Amended and Restated Senior Subordinated Revolving Credit Agreement (the “Facility”) with Clarient, Inc. (“Clarient”). Safeguard holds a majority ownership position in Clarient.

The Facility renews, expands and extends an existing credit facility between the parties into a $21 million credit facility. Borrowings under the Facility will bear interest at 12% per annum, subject to increase if any amounts remain outstanding under the Facility on or after June 30, 2008. The Facility’s stated maturity date is April 15, 2009. The Facility will come due earlier upon (i) full repayment by Clarient of its senior debt; (ii) the direct or indirect sale of 50% or more of Clarient’s stock or assets; (iii) certain sales, mergers or consolidations of Clarient; or (iv) the liquidation of Clarient. It is anticipated that approximately $7.5 million under the Facility may be used by Clarient to pay down Clarient’s existing secured credit facility with General Electric Capital Corporation (“GE Capital”) and certain related equipment lease obligations to GE Capital. Upon the consummation of certain capital raising events, Clarient will be required to pay down all amounts outstanding under the Facility and the maximum aggregate size of the Facility shall be reduced to $6 million.

The Facility contains customary representations and warranties, affirmative covenants and negative covenants.  Borrowings under the Facility are subordinated to Clarient’s borrowings under its existing credit facilities with Comerica Bank and GE Capital.

In connection with the Facility, Clarient issued or may be required to issue, subject to certain conditions, warrants to purchase shares of Clarient’s common stock with an exercise price of $.01 per share. Such warrants shall have a five-year term, will be fully vested upon issuance and are issuable as follows:

1. warrants to purchase 1,643,750 shares of common stock (including warrants to purchase 93,750 shares of common stock which were the subject of the existing $6 million facility) were issued at the closing of the Facility;

2. warrants to purchase 550,000 shares of common stock on May 1, 2008 if a new secured credit facility has not been completed by Clarient prior to such date; and

3. warrants to purchase up to an aggregate of an additional 1,650,000 shares of common stock will be issuable in three separate tranches if the aggregate size of the Facility has not been reduced to $6 million on or prior to the dates specified in the Facility.

The warrants have been or will be issued in private placements exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), and may not be resold absent registration or an exemption from the registration requirements of the Securities Act.

On March 14, 2008, we also entered into a new registration rights agreement with Clarient giving us certain rights to require Clarient to register under the Securities Act all shares of Clarient common stock issuable upon exercise of the warrants described herein, all other shares of common stock held by Safeguard and all shares issuable pursuant to all other derivative securities held by Safeguard. The registration rights agreement supersedes all other existing registration rights agreements between the Company and Safeguard.

The information set forth above is qualified in its entirety by reference to the Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 by and between SDI and Clarient (Exhibit 10.1) and the Registration Rights Agreement dated as of March 14, 2008 by and among SDI, Safeguard, Safeguard Scientifics (Delaware), Inc. and Clarient (Exhibit 10.2), which are incorporated herein by reference.

ITEM 2.02. Results of Operations and Financial Condition

On even date herewith, Safeguard is filing a Form 12b-25 relating to the filing of its Annual Report on Form 10-K for the year ended December 31, 2007 and is issuing a press release relating to the filing of the Form 12b-25 and the completion of the Clarient financing described above in Item 1.01. A copy of Safeguard’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. As reported in the Form 12b-25, Safeguard’s consolidated financial statements include the accounts of Clarient. Clarient is itself a public company. The preparation of Clarient’s financial statements has been delayed principally due to an analysis relating to billing information provided to Clarient by a third-party billing vendor and Clarient’s processes for reviewing and interpreting that information in connection with the preparation of Clarient’s consolidated financial statements. The analysis has affected the timetable for completion of Clarient’s financial statements and the related audit. The billing vendor issue and the delays in the completion of Clarient’s financial statements have also contributed to delays in the completion of potential financing arrangements being negotiated by Clarient with several parties, including Safeguard. These delays will prevent the Company from completing the consolidating procedures and preparing the financial and other disclosures necessary to enable the Company to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) by the March 17, 2008 due date. As a result of its ongoing analysis of the billing issues described above, Clarient’s management has preliminarily concluded that certain credit balances (relating to refunds owed to customers), totaling approximately $950,000 over a period of multiple quarters, had not been properly recorded in Clarient’s consolidated financial statements and that an adjustment to reduce Clarient’s revenue and record a liability relating to the impact of these credits was necessary.  However, Clarient management’s analysis of this matter and its impact on specific reporting periods is still ongoing and subject to change.  Clarient’s management has determined as a result of this analysis that a material weakness exists in Clarient’s internal control over financial reporting. Safeguard has not finalized its determination regarding the impact on management’s assessment of internal control over financial reporting at Safeguard in regard to this matter. Financing arrangements have now been finalized as described above in Item 1.01.

In its Annual Report on Form 10-K for the year ended December 31, 2006, Safeguard reported net income of $71.3 million and $46.0 million for the fourth quarter and year ended December 31, 2006, respectively. Included in the above results was a net gain of $83.9 million reported in discontinued operations in connection with Safeguard’s sale of its holdings in Mantas, Inc. in October 2006. Safeguard does not anticipate reporting significant income or loss from discontinued operations in the fourth quarter ended December 31, 2007. In addition, during 2007 Safeguard acquired interests in five companies accounted for under the equity method. New holdings in growth-stage companies have resulted in equity losses of $4.8 million and $14.1 million in the fourth quarter and year ended December 31, 2007, respectively, compared to $1.1 million and $3.3 million in the corresponding periods of 2006. These items represent the most significant anticipated changes in results of operations for the fourth quarter and year ended December 31, 2007 from the corresponding periods in 2006.

The information provided in this Item 2.02 includes forward-looking statements, including statements regarding the timing of the filing of Safeguard’s Annual Report on Form 10-K for the period ended December 31, 2007. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include: longer than expected delays in Clarient’s completion of its financial statements and Annual Report on Form 10-K, which could result in longer than expected delays in the filing of Safeguard’s Annual Report on Form 10-K. In addition, the statements contained herein represent Safeguard’s expectations and beliefs as of the date of this filing. Safeguard anticipates that subsequent events and developments may cause these expectations and beliefs to change. These forward-looking statements should not be relied upon as representing Safeguard’s expectations or beliefs as of any date subsequent to the date of this filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 by and between Safeguard Delaware, Inc. and Clarient, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 17, 2008 by Clarient, Inc. (SEC File No. 000-22677))

10.2	Registration Rights Agreement dated as of March 14, 2008 by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Clarient, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on March 17, 2008 by Clarient, Inc. (SEC File No. 000-22677))

99.1	Press release dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: March 17, 2008

By: BRIAN J. SISKO
       Brian J. Sisko
       Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amended and Restated Senior Subordinated Revolving Credit Agreement dated as of March 14, 2008 by and between Safeguard Delaware, Inc. and Clarient, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 17, 2008 by Clarient, Inc. (SEC File No. 000-22677))

10.2	Registration Rights Agreement dated as of March 14, 2008 by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc. and Clarient, Inc. (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on March 17, 2008 by Clarient, Inc. (SEC File No. 000-22677))

99.1	Press release dated March 17, 2008